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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS




The Board of Directors
Georgia-Carolina Bancshares, Inc.

       We consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated February 7, 1997, relating to the statements of financial condition of McDuffie Bank & Trust and the related statements of income(loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 and to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.




Augusta, Georgia
January 26, 1998